DATE / TIME: Thursday, January 22, 2026, ~5:55 am PT

FROM: Andrew Anagnost, President and CEO

TITLE: Organizational update to our employees: Our path forward and workforce changes

All,

Today we are announcing enterprise-wide organizational changes as part of entering the next phase of our strategy. We are making the difficult decision to reduce the size of Autodesk’s workforce by approximately 7% globally (around 1000 roles), with most of the impact in our customer-facing sales teams. The primary driver of today’s action is the completion of our multi-year go-to-market (GTM) transformation.

Why we are doing this

Last year we shared that we were beginning a two-year journey to modernize our GTM organization. The majority of today’s action is focused on completing the final phase of that journey. Additionally, we are making smaller, targeted adjustments to further align our organization with the opportunities ahead. In priority order, this reduction is driven by three key strategic shifts:

•Completing our GTM transformation: Over the past several years, we’ve modernized our go-to-market model, simplifying how customers engage with us, and intentionally built a foundation aligned with where the industry is heading. With this action, the sales optimization phase is now essentially complete, and we have a stronger, more efficient foundation to support our next chapter of growth.

•Expanding our AI, platform, and industry cloud leadership: We’ve built a strong foundation across our industry cloud, platform, and AI, positioning Autodesk to deliver more connected, intelligent, and valuable solutions. As we move into the next phase of executing our strategy, we’re reinvesting in and scaling these capabilities to unlock greater customer value and support long-term growth.

•Strengthening our corporate functions: As the business environment evolves, corporate functions are essential to Autodesk’s continued strength. We’re realigning our investments to ensure these teams remain resilient, modern, and scalable as they support transformation across the business.

I recognize the weight of this news, particularly as it follows the organizational changes we made last year. I want to be clear that this will not become an annual process at Autodesk and these changes are not driven by the external environment or an effort to replace people with AI. We remain steadfast in our belief that technology is only as powerful as the people who use it and humans will always be the most important part of the equation. This announcement reflects a deliberate decision by leadership to align our organization with our long-term strategy and the opportunities ahead.

A note of thanks

To our team members who are impacted, I want to extend my sincere appreciation for your contributions to Autodesk. Many of you have been instrumental in the transformation journey that brought us to where we are today. You have built the foundation of this company and will always be a part of Autodesk’s story.

What to expect next

Autodesk will immediately begin the process of informing employees whose roles may be impacted. These conversations will take place beginning January 22. Employees whose role may be impacted will hear directly from a leader in their management chain, though timing and approach will vary by country. In a few countries, this is a consultative process which will be conducted in accordance with local laws, with decisions finalized once the process has concluded.

We are committed to treating impacted employees with care, respect, and transparency. Autodesk will support any exiting employees throughout this process with severance, benefits continuation, and career transition assistance, where applicable.

Looking forward

To the team taking us forward, saying goodbye to colleagues while also supporting the company’s evolution is incredibly difficult. I recognize the uncertainty this brings, but these choices are essential to our readiness to lead the next era of Design and Make.

I am confident in our strategy and in the people of Autodesk who will bring it to life. As I said at Investor Day, our best days and biggest growth opportunities are ahead of us. And I’ve never been more confident in the long-term value we are creating, for our customers and for the industries that shape the world.

Thank you for your continued dedication to our mission and to each other.

Andrew